                                                                   EXHIBIT 10.30

                    SUBORDINATION AND INTERCREDITOR AGREEMENT

         THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (as amended, supplemented, restated or otherwise modified, the "Agreement") is entered into by and among MOUNTAIN COMPRESSED AIR, INC., a Texas corporation ("Borrower"), WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION ("Senior Lender"),WELLS FARGO ENERGY CAPITAL, INC. ("WFEnergy"), and WELLS FARGO EQUIPMENT FINANCE, INC. ("WFFinance"; WFEnergy and WFFinance are, individually and collectively, referred toherein as "Junior Creditor").

                                    RECITALS

         A. Borrower is indebted to Junior Creditor, and Borrower proposes to obtain credit or has obtained credit from Senior Lender; and

         B. Senior Lender has indicated that it will extend or continue extending credit to Borrower if certain conditions are met, including without limitation, the requirement that Junior Creditor execute this Agreement.

         NOW, THEREFORE, as an inducement to Senior Lender to extend or continue extending credit and for other valuable consideration, the parties hereto agree as follows:

         1. INDEBTEDNESS SUBORDINATED. Junior Creditor subordinates all Indebtedness now or at any time hereafter owing from Borrower to Junior Creditor (including without limitation, interest thereon which may accrue subsequent to Borrower becoming subject to any state or federal debtor-relief statute) including, without limitation, (i) that certain $2,000,000.00 secured promissory note (the "Junior Note") dated as of February 6, 2001, as amended under Second Amendment to Credit Agreement between Borrower and WFEnergy dated as of February 1, 2003, executed by Borrower and payable to WFEnergy, or its order, (ii) that certain Warrant and Warrant Purchase Agreement between Borrower and WFEnergy dated as of February 6, 2001, (the "Warrant"), and (iii) pursuant to that certain Master Lease dated as of January 31, 2001 between Borrower and WFFinance (the "Lease"; the Junior Note, the Warrant and the Lease collectively referred to herein as the "Junior Debt") to all Indebtedness from Borrower to Senior Lender pursuant to that certain Credit Agreement dated as of February 6, 2001, (the "Original Agreement"), as amended by that certain First Amendment to Credit Agreement dated as of August 9, 2001 (the "First Amendment"), as amended by that certain Second Amendment to Credit Agreement dated as of November 30, 2001 (the "Second Amendment"), as amended by that certain Third Amendment to Credit Agreement dated as of January 31, 2002 (the "Third Amendment"), as amended by that certain Fourth Amendment to Credit Agreement dated as of April 30, 2002 (the "Fourth Amendment"), as amended by that certain Fifth Amendment to Credit Agreement dated as of August 6, 2002 (the "Fifth Amendment"), as amended by that certain Sixth Amendment dated of even date herewith (the "Sixth Amendment"), between Borrower and Senior Lender, including, without limitation, that certain
(i) Renewal Term Note dated of even date herewith, in the amount of $2,392,098.56, (ii) Renewal Delayed Draw Term Note dated of even date herewith, in the amount of $160,118.50, and (iii) Renewed and Extended Revolving Line of

Credit Note dated of even date herewith, in the amount of $500,000.00 (the "Revolver Note"), all executed by Borrower and payable to the order of Senior Lender; and all renewals, extensions, rearrangements, modifications, and/or amendments of any and all of the aforesaid notes payable to the order of Senior Lender up through January 31, 2004, but not any increases thereof (collectively, the "Senior Debt"). Junior Creditor irrevocably consents and directs that all Senior Debt shall be paid in full prior to Borrower making any payment on any Junior Debt except such payments as are expressly permitted by Section 3 of this Agreement. Junior Creditor will, and Senior Lender is authorized in the name of Junior Creditor from time to time to, execute and file such financing statements and other documents as Senior Lender may require in order to give notice to other persons and entities of the terms and provisions of this Agreement.

         2. INDEBTEDNESS DEFINED. The word "Indebtedness" includes any and all principal, interest, fees and expenses of Borrower incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly with others.

         3. RESTRICTION OF PAYMENT OF JUNIOR DEBT; DISPOSITION OF PAYMENTS RECEIVED BY JUNIOR CREDITOR. Until the Senior Debt has been paid in full and this Agreement has been terminated in writing by all the parties hereto, Borrower will not make, and Junior Creditor will not accept or receive, any payment or benefit in cash, by setoff or otherwise, directly or indirectly, on account of principal, interest or any other amounts owing on any Junior Debt, except such payments as are expressly permitted herein. Borrower is permitted to make and Junior Creditor to receive all scheduled payments of principal and interest on the Junior Note and rental payments under the Lease; provided however, that (a) Borrower shall not make, nor Junior Creditor receive, any prepayment or accelerated payment on the Junior Note or the Lease, and (b) no payment of principal or interest on the Junior Note or rental payment under the Lease shall be made by Borrower, or received by Junior Creditor, after written notice from Senior Lender to Junior Creditor that a default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute a default, has occurred under the terms of any Senior Debt for a period (each a "Blockage Period") commencing on the date of receipt of such notice and ending on the earlier of (i) the date such default shall have been cured or waived in writing by Senior Lender in its sole discretion, and (ii) the date sixty (60) days from the date of receipt of such notice. Furthermore, during any Blockage Period, except as otherwise provided in the last sentence of this Section 3 with respect to WFFinance, Junior Creditor will not take any action or initiate any proceedings, judicial or otherwise, (i) to enforce Junior Creditor's rights or remedies with respect to any Junior Debt, including without limitation, any action to enforce any rights or remedies under the Lease or with respect to any collateral securing any Junior Debt or (ii) to obtain any judgment or prejudgment remedy against Borrower or any such collateral. The Senior Lender shall not have the right to exercise more than two Blockage Periods hereunder; provided, however, the exercise of each such Blockage Period may not be in connection with the same default. If any payment is made in violation of this Agreement, Junior Creditor shall promptly deliver the same to Senior Lender in the form received, with any endorsement or assignment necessary for the transfer of such payment or amounts setoff from Junior Creditor to Senior Lender, to be either (in Senior Lender's sole discretion) held as cash collateral securing the Senior Debt or applied in reduction of the Senior Debt in such order as Senior Lender shall determine, and until so delivered, Junior Creditor shall hold such payment in trust for and on behalf of, and as the property of, Senior Lender. Notwithstanding the foregoing, nothing contained herein shall prohibit or preclude WFFinance from applying all or a part of the cash security deposit held by it to amounts due under the Lease, including amounts due during a Blockage Period.

         4. DISPOSITION OF EVIDENCE OF INDEBTEDNESS. If there is any existing promissory note or other evidence of any of the Junior Debt, including the Junior Note and the Lease, or if any promissory note or other evidence of Indebtedness is executed at any time hereafter with respect thereto, and if there are any financing statements now or hereafter executed, relating to the Collateral and any security interests securing the Junior Debt, then Borrower and Junior Creditor will mark the same with a legend, inform and substance satisfactory to Senior Lender, stating that it is subject to this Agreement, and if asked to do so, will deliver the same to Senior Lender. Junior Creditor shall not, without Senior Lender's prior written consent, assign, transfer, hypothecate or otherwise dispose of any claim it now has or may at any time hereafter have against Borrower at any time that any Senior Debt remains outstanding and/or Senior Lender remains committed to extend any credit to Borrower.

         5. SUBORDINATION OF LIENS AND SECURITY INTERESTS. The parties hereby agree that Senior Lender shall have a first priority security interest in the Collateral, WFEnergy shall have a second priority security interest in the Collateral, and WFFinance shall have a third priority Security interest in the Collateral (the "Lien Priority"). Irrespective of the order of recording of financing statements, security agreements or other instruments, and irrespective of the descriptions of collateral contained in any such documents, the parties agree among themselves that their respective security interests in the Collateral shall be governed by the Lien Priority, which shall be controlling in the event of any conflict between this Agreement and any other documents. "Collateral" as used in this Agreement means (i) all personal property of every type now owned or hereafter acquired by Borrower, including, without limitation, all equipment, accounts, inventory and general intangibles, but specifically excluding all property set forth on Exhibit A attached hereto, and (ii) all of the common stock of Borrower pledged by OilQuip Rentals, Inc. under that certain General Pledge Agreement dated February 6, 2001, between OilQuip Rentals, Inc., as Pledgor, and Senior Lender, as Lender.

         6. NOTICE OF DEFAULT UNDER JUNIOR DEBT. WFEnergy, with respect to the Junior Note, and WFFinance, with respect to the Lease, shall provide Senior Lender with written notice of any default under the Junior Note and Lease, respectively, and allow Senior Lender 10 days to cure such default (but Senior Lender shall not be obligated to cure such default) or deliver notice to the Junior Creditor pursuant to Section 3 of the commencement of a Blockage Period prior to exercising any rights or remedies the Junior Creditor may have pursuant to the Junior Note, the Lease, at law or in equity; provided, however, the obligation to provide such notice prior to exercise of any rights or remedies shall not apply to a default resulting from any voluntary or involuntary bankruptcy of the Borrower that causes automatic acceleration of the Junior Debt.

         7. REPRESENTATIONS AND WARRANTIES; INFORMATION. Borrower and
Junior Creditor represent and warrant to Senior Lender that: (a) no interest in the Junior Debt has been assigned or otherwise transferred to any person or entity; (b) payment of the Junior Debt has not been heretofore subordinated to any other creditor of Borrower; and (c) Junior Creditor has the requisite power and authority to enter into and perform its obligations under this Agreement. Junior Creditor further represents and warrants to Senior Lender that Junior Creditor has established adequate, independent means of obtaining from Borrower on a continuing basis financial and other information pertaining to Borrower's financial condition. Junior Creditor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Junior Creditor's risks hereunder, and Junior Creditor agrees that Senior Lender shall have no obligation to disclose to Junior Creditor information or material about Borrower which is acquired by Senior Lender in any manner. Senior Lender may, at Senior Lender's sole option and without obligation to do so, disclose to Junior Creditor any information or material relating to Borrower which is acquired by Senior Lender by any means, and Borrower hereby agrees to and authorizes any such disclosure by Senior Lender.

         8. TRANSFER OF ASSETS OR REORGANIZATION OF BORROWER. If any petition is filed or any proceeding is instituted by or against Borrower under any provisions of the Bankruptcy Reform Act, Title 11 of the United States Code, or any other or similar law relating to bankruptcy, insolvency, reorganization or other relief for debtors, or generally affecting creditors' rights, or seeking the appointment of a receiver, trustee, custodian or liquidator of or for Borrower or any of its assets, any payment or distribution of any of Borrower's assets, whether in cash, securities or any other property, which would be payable or deliverable with respect to any Junior Debt, shall be paid or delivered to Senior Lender until all Senior Debt is paid in full. Junior Creditor grants to Senior Lender the right to enforce, collect and receive any such payment or distribution and to give releases or acquittances therefor, and Junior Creditor authorizes Senior Lender as its attorney-in-fact to vote and prove the Junior Debt in any of the above-described proceedings or in any meeting of creditors of Borrower relating thereto.

         9. OTHER AGREEMENTS; NO THIRD PARTY BENEFICIARIES. Senior
Lender shall have no direct or indirect obligations to Junior Creditor of any kind with respect to the manner or time in which Senior Lender exercises (or refrains from exercising) any of its rights or remedies with respect to the Senior Debt, Borrower or any of Borrower's assets. Junior Creditor understands that there may be various agreements between Senior Lender and Borrower evidencing and governing the Senior Debt, and Junior Creditor acknowledges and agrees that such agreements are not intended to confer any benefits on Junior Creditor. Junior Creditor further acknowledges that Senior Lender may administer the Senior Debt and any of Senior Lender's agreements with Borrower in any way Senior Lender deems appropriate, without regard to Junior Creditor or the Junior Debt. Junior Creditor waives any right Junior Creditor might otherwise have to require a marshalling of any security held by Senior Lender for all or any part of the Senior Debt or to direct or affect the manner or timing with which Senior Lender enforces any of its security. Nothing in this Agreement shall impair or adversely affect any right, privilege, power or remedy of Senior Lender with respect to the Senior Debt, Borrower or any assets of Borrower, including without limitation, Senior Lender's right to: (a) waive, or release any of Senior Lender's security or rights; (b) waive or ignore any defaults by Borrower; and/or (c) restructure, renew, modify or supplement the Senior Debt, or any portion thereof, or any agreement with Borrower relating to any Senior Debt; provided, however, that Junior Creditor's subordination shall only apply to the Senior Debt as provided in Section 1 hereof. All rights, privileges, powers and remedies of Senior Lender may be exercised from time to time by Senior Lender without notice to or consent of Junior Creditor.

         10. BREACH OF AGREEMENT BY BORROWER OR JUNIOR CREDITOR. In the event of any breach of this Agreement by Borrower or Junior Creditor, then and at any time thereafter for so long as such breach is continuing Senior Lender shall have the right to declare immediately due and payable all or any portion of the Senior Debt without presentment, demand, or any other notices of any kind, including without limitation notice of nonperformance, protest, notice of protest, notice of dishonor, notice of intention to accelerate or notice of acceleration, all of which are expressly waived by Borrower and Junior Creditor.

No delay, failure or discontinuance of Senior Lender in exercising any right, privilege, power or remedy hereunder shall affect or operate as a waiver of such right, privilege, power or remedy; nor shall any single or partial exercise of any such right, privilege, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, privilege, power or remedy. Any waiver, permit, consent or approval of any kind by Senior Lender with respect to this Agreement must be in writing and shall be effective only to the extent set forth in writing.

         11. COSTS, EXPENSES AND ATTORNEYS' FEES. If any party hereto institutes any arbitration or judicial or administrative action or proceeding to enforce any provisions of this Agreement, or alleging any breach of any provision hereof or seeking damages or any remedy, the losing party or parties shall pay to the prevailing party or parties all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees), expended or incurred by the prevailing party or parties in connection therewith, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Senior Lender or any other person) relating to Borrower, Junior Creditor or any other person or entity.

         12. SUCCESSORS; ASSIGNS; AMENDMENT; COUNTERPARTS. This
Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties. This Agreement may be amended or modified only in writing signed by all parties hereto. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         13. CONSTRUCTION. All words used herein in the singular shall be deemed to have been used in the plural where the context so requires.

         14. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such waiver or other provision or any remaining provisions of this Agreement.

         15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         16. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, JUNIOR CREDITOR AND SENIOR LENDER HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF SENIOR LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

         17. ARBITRATION.

         (a) ARBITRATION. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the loan and related loan and security documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

         (b) GOVERNING RULES. Any arbitration proceeding will (i) proceed in a location in Texas selected by the American Arbitration Association ("AAA"); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the "Rules"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. ss.91 or any similar applicable state law.

         (c) NO WAIVER OF PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

         (d) ARBITRATOR QUALIFICATIONS AND POWERS. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of Texas with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Texas and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

         (e) DISCOVERY. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

         (f) CLASS PROCEEDINGS AND CONSOLIDATIONS. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

         (g) PAYMENT OF ARBITRATION COSTS AND FEES. The arbitrator shall award all costs and expenses of the arbitration proceeding.

         (h) MISCELLANEOUS. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the documents between the parties or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the documents or any relationship between the parties.

         NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

         BORROWER:                  MOUNTAIN COMPRESSED AIR, INC.
                                    2466 Commerce Blvd.
                                    Grand Junction, Colorado 81505

         JUNIOR
         CREDITOR:                  WELLS FARGO BANK EQUIPMENT FINANCE, INC.
                                    733 Marquette Avenue, Suite 700
                                    Minneapolis, Minnesota 55402

                                    WELLS FARGO ENERGY CAPITAL, INC.
                                    1000 Louisiana, Suite 600
                                    Houston, Texas 77002

         SENIOR LENDER:             WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION
                                    1000 Louisiana, 3rd Floor
                                    Houston, Texas 77002

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

         18. BORROWER'S ACKNOWLEDGEMENT AND CONSENT. Borrower herein executes this Agreement to evidence its consent and acknowledgement of the terms and provisions herein and agrees to be subject to the terms and conditions hereof.

         19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof, each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

NOTICE: THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE INDEBTEDNESS.


                         [SIGNATURES BEGIN ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 1 day of FJanuary, 2003.


BORROWER:

MOUNTAIN COMPRESSED AIR, INC.


By:      /S/ MUNAWAR HIDAYATALLAH
         -----------------------------------
Name:    MUNAWAR HIDAYATALLAH
         -----------------------------------
Title:   CHIEF EXECUTIVE OFFICER
         -----------------------------------


JUNIOR CREDITOR:

WELLS FARGO ENERGY CAPITAL, INC.


By:      /S/ CLAYTON TAYLOR
         -----------------------------------
Name:    CLAYTON TAYLOR
         -----------------------------------
Title:   ASSISTANT VICE PRESIDENT
         -----------------------------------


WELLS FARGO EQUIPMENT FINANCE, INC.


By:      /S/ DOUGLAS L. HEIN
         -----------------------------------
Name:    DOUGLAS L. HEIN
         -----------------------------------
Title:   VICE PRESIDENT
         -----------------------------------


LENDER:

WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION


By:      /S/ DANNY OLIVER
         -----------------------------------
Name:    DANNY OLIVER
         -----------------------------------
Title:   VICE PRESIDENT
         -----------------------------------

                                   EXHIBIT "A"
           [A DESCRIPTION OF THE EXCLUDED PROPERTY FOLLOWS THIS PAGE]

















                                      A-1